Exhibit 99.1

EVERGREEN HOLDINGS, INC.
Announces 2006 Third Quarter Conference Call

For Immediate Release
February 7, 2006

Media Contact:
John A. Irwin
Evergreen International Aviation, Inc.
Tel: 503.472.9361
Toll Free: 800.472.9361
john.irwin@evergreenaviation.com

McMinnville, OR - Evergreen Holdings, Inc. today announced that the Company's conference call for its third fiscal quarter of 2006 ended November 30, 2005 will begin at 8:30 a.m. Pacific Time on Thursday, February 16, 2006. To listen to or participate in the call, dial in at least fifteen minutes prior to the start of the call at 1-888-989-5214, passcode KURT. Evergreen filed its Report on Form 10-Q for its third fiscal quarter with the Securities and Exchange Commission on January 17, 2006.

About Evergreen Holdings, Inc.

Evergreen Holdings, Inc. is the parent corporation of a portfolio of diverse aviation companies headquartered in McMinnville, Oregon. With international operating authority and a network of global offices and affiliates, Evergreen consists of an international cargo airline that owns and operates a fleet of Boeing 747s, an unlimited aircraft maintenance, repair, and overhaul facility, a full-service helicopter company, an aircraft ground handling company, and an aircraft sales and leasing company. In addition to these endeavors, Evergreen owns and operates Evergreen Agricultural Enterprises and is headquartered near the not-for-profit Evergreen Aviation Museum, home of the Spruce Goose.
For more information about Evergreen, please call (800) 472-9361 or visit www.evergreenaviation.com.

Forward Looking Information
Certain information included in this press release may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about Evergreen's anticipated operating results and financial resources. There are important factors that could cause our actual results to differ materially from the results discussed or implied in forward-looking statements, certain of which are beyond our control. These factors, risks and uncertainties include the following: our reliance on a few customers, particularly the U.S. Air Force Air Mobility Command and the U.S. Postal Service, with whom we currently have contracts to provide services that generate a large portion of our revenue, our future compliance with the terms of our debt agreements and other material contracts, weakness in our internal controls, general conditions in the aviation industry, including competition and demand for air cargo services, our ability to adequately maintain our fleet, the effect of government laws and regulations, particularly those relating to aviation and transportation, the effect of national, international and regional political and economic conditions, and fluctuations in currency rates, risks related to our operations in dangerous locations and the hazardous cargo we carry, risks related to war, terrorist attacks, expropriation of our property and hostilities directed at U.S. companies abroad, our dependence on certain key personnel, our ability to maintain adequate insurance coverage at favorable prices, and fluctuations in the cost of fuel.

If one or more of the assumptions underlying our forward-looking statements proves incorrect, then Evergreen's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this press release. Therefore, we caution you not to place undue reliance on our forward-looking statements. We disclaim any obligation, and make no promise, to update risk factors or forward-looking statements or to publicly announce the results of any revision to forward-looking statements, whether as a result of changes in underlying factors, to reflect new information, as a result of the occurrence of events or developments or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.